Exhibit 99.1

Tweddle Group Technologies
Unaudited Interim Condensed Combined Financial Statements as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012.

TWEDDLE GROUP TECHNOLOGIES, LLC
Unaudited Interim Condensed Combined Financial Statements
March 31, 2013 and December 31, 2012

TWEDDLE GROUP TECHNOLOGIES, LLC
Unaudited Interim Condensed Combined Financial Statements
March 31, 2013 and December 31, 2012

Table of Contents

Page(s)
Combined Financial Statements (unaudited)
Combined Balance Sheets	3
Combined Results of Operations	4
Combined Statement of Changes in Owners’ Net Investment	5
Combined Statements of Cash Flows	6
Notes to Condensed Combined Financial Statements	7-10

TWEDDLE GROUP TECHNOLOGIES, LLC
Combined Balance Sheets
(Unaudited)

ASSETS
	March 31, 2013	December 31, 2012
Current assets:
Cash	$24,520	$34,735
Accounts receivable	6,270,423	7,465,581
Prepaid application provider, current portion	3,076,097	2,425,247
Prepaid expenses and other current assets	203,230	527,203
Total current assets	9,574,270	10,452,766
Property and equipment, net	2,339,360	2,726,197
Prepaid application provider, net of current portion	4,002,874	3,293,871
Total assets	$15,916,504	$16,472,834

LIABILITIES AND OWNERS' NET INVESTMENT
Current liabilities:
Trade accounts payable	$1,982,597	$1,968,295
Accrued expenses	550,200	483,276
Note payable	117,611	117,019
Capital lease, current portion	173,684	172,812
Deferred revenue	12,789,892	9,865,514
Total current liabilities	15,613,984	12,606,916
Note payable, net of current portion	140,240	169,866
Capital lease, net of current portion	207,106	250,855
Deferred revenue, net of current portion	23,950,011	18,854,671
Other liabilities	98,517	103,214
Total liabilities	$40,009,858	$31,985,522
Commitments and contingencies (Note 9)
Owners' net investment	(24,093,354)	(15,512,688)
Total liabilities and owners' net investment	$15,916,504	$16,472,834
See accompanying notes to unaudited condensed combined financial statements.

TWEDDLE GROUP TECHNOLOGIES, LLC
Combined Results of Operations
(Unaudited)

	Three months ended March 31,
	2013	2012

Revenue	$2,450,611	$257,962
Cost of Sales	3,272,675	1,518,049
Gross margin	(822,064)	(1,260,087)
Operating expenses:
Research and development expenses	3,055,224	2,224,552
General and administrative expenses	498,210	376,909
Selling expenses	373,482	262,399
Total operating expenses	3,926,916	2,863,860
Operating loss	(4,748,980)	(4,123,947)
Interest expense	(51,839)	-
Net loss before income tax expense	(4,800,819)	(4,123,947)
Income tax expense	-	-
Net loss	$(4,800,819)	$(4,123,947)

See accompanying notes to unaudited condensed combined financial statements.

TWEDDLE GROUP TECHNOLOGIES, LLC
Combined Statement of Changes in Owners' Net Investment
(Unaudited)

Three Months Ended March 31, 2013
Balance at December 31, 2012	$(15,512,688)
Net loss	(4,800,819)
Net transfers to owners	(3,779,847)

Balance at March 31, 2013	$(24,093,354)
See accompanying notes to unaudited condensed combined financial statements.

TWEDDLE GROUP TECHNOLOGIES, LLC
Combined Statement of Cash Flows
(Unaudited)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(4,800,819)	$(4,123,947)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	395,797	283,616
Loss on retirement of property and equipment	629	-
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	1,195,158	(1,561,068)
Prepaid application provider	(1,359,853)	(836,346)
Prepaid expenses and other current assets	323,973	(272,753)
Increase (decrease) in:
Trade accounts payable	14,302	399,187
Accrued expenses	66,924	160,381
Deferred revenue	8,019,718	3,730,507
Other long term liabilities	(4,697)	289,805
Net cash provided by (used in) operating activities	3,851,132	(1,930,618)

Cash flows used in investing activities:
Capital expenditures	(9,589)	(368,555)
Net cash used in investing activities	(9,589)	(368,555)

Cash flows from financing activities:
Payment on capital lease	(42,877)	-
Payment on note payable	(29,034)	-
Net transfer (to) from owners	(3,779,847)	2,284,896
Net cash (used in) provided by financing activities	(3,851,758)	2,284,896

Net decrease in cash	(10,215)	(14,277)

Cash, beginning of period	34,735	57,904

Cash, end of period	$24,520	$43,627

Supplemental disclosure of cash flow information:
Interest paid	$3,462	$-

See accompanying notes to unaudited condensed combined financial statements.

TWEDDLE GROUP TECHNOLOGIES, LLC
Notes to Condensed Combined Financial Statements
March 31, 2013 and December 31, 2012

(1)	Organization and Nature of Operations
Tweddle Group Technologies, LLC (TGT or the Business) was a majority owned business of a larger private company, Tweddle Group, Inc. (TG or Parent) until May 31, 2013, and did not operate as a stand‑alone company. The Business was established in 2009 to develop and provide a cloud-based connected services platform for vehicles through handset devices and interactive in‑vehicle displays.
TGT’s connected services platform offers automotive original equipment manufacturers (OEMs) and Tier 1 automotive suppliers a comprehensive and dynamic solution that supports multiple vehicle connection strategies (bluetooth, WiFi, and embedded cellular). The platform leverages an advanced database, access control and network solutions. The platform provides a mobile portal experience that couples personalized owner services with access and control of their vehicle. The application combines localized guides to restaurants, events, weather, and Internet radio with remote management of vehicle features like remote point of interest control and vehicle locator. In addition, vehicle owners can view their owner manuals and maintenance schedule, and browse merchandise and accessory offerings all from the screen of their smartphone.

(2)	Basis of Presentation
The accompanying unaudited condensed combined financial statements have been prepared from Parent’s historical accounting records and are presented on a carve-out basis to include the historical financial position, results of operations and cash flows applicable to the Business. These unaudited condensed combined financial statements may not necessarily be indicative of the historical results that would have been obtained if the Business had operated on a stand-alone basis during the period presented or the results that may be obtained in the future.
The preparation of these financial statements requires management to make assumptions as to which assets and liabilities carried on the Parent’s books should be included in the unaudited condensed combined financial statements, and which Parent activities benefit TGT. The combined results of operations include all revenues and costs directly attributable to TGT, including an allocation of certain Parent costs for functions and services used by TGT. These amounts are reflected in the accompanying combined results of operations as “Allocation of general corporate and other expenses from parent”, and are primarily for treasury, sales, accounting, tax, and human resources services provided by the Parent (see note 8). Advances to and from the Parent related to the above transactions are settled through decreases from and increases to invested capital.
The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim periods. In the opinion of management of the Business, these unaudited condensed combined financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Business’ financial position for the periods disclosed.
Although the Business believes the disclosures in the condensed combined financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with GAAP has been omitted. Accordingly, these condensed combined financial statements should be read in conjunction with the audited combined financial statements and notes thereto included in the Business’ annual combined financial statements for the fiscal year ended December 31, 2012. Interim results are not necessarily indicative of the results that may be expected for a full year.

TWEDDLE GROUP TECHNOLOGIES, LLC
Notes to Condensed Combined Financial Statements
March 31, 2013 and December 31, 2012

(3)	Significant Accounting Policies
No material changes have been made to the significant accounting policies disclosed in the audited combined financial statements for the year ended December 31, 2012. There are no new accounting pronouncements pending adoption as of March 31, 2013 that the Business believes would have a significant impact on its financial statements.

(4)	Prepaid Expenses and Other Current Assets
The components of prepaid expenses and other current assets are as follows:

	March 31,	December 31,
	2013	2012
Prepaid cost of sales	$-	$300,000
Deposit account	28,925	28,925
Prepaid maintenance	80,118	107,749
Other prepaid expenses and current assets	94,187	90,529
Prepaid expenses and other current assets	$203,230	$527,203

(5)	Property and Equipment, Net
The components of property and equipment are as follows:

	March 31,	December 31,
	2013	2012
Machinery and equipment	$-	$2,705
Computer equipment and software	4,480,247	4,470,659
Office equipment	271,217	271,217
Leasehold improvements	272,605	272,605
Total property and equipment	5,024,069	5,017,186
Less accumulated depreciation	(2,684,709)	(2,290,989)
Property and equipment, net	$2,339,360	$2,726,197

Depreciation and amortization of property and equipment charged to cost of sales, research & development expense, general and administrative expense, and selling expense in the combined results of operations for the three months ended March 31, 2013 and 2012 was $395,797 and $283,616, respectively.

TWEDDLE GROUP TECHNOLOGIES, LLC
Notes to Condensed Combined Financial Statements
March 31, 2013 and December 31, 2012

(6)	Accrued Expenses
The components of accrued expenses as of March 31, 2013 and December 31, 2012 are as follows:

	March 31,	December 31,
	2013	2012
Accrued vacation	$414,788	$376,327
Deferred rent	16,183	13,579
Other accrued expenses	119,229	93,370
Accrued expenses	$550,200	$483,276

(7)	Employee Post‑Retirement Benefit Plan
The Business has a 401(k) profit sharing plan covering substantially all employees. Contributions to the plan are made by both the Business and eligible employees. Business contributions to the plan are made at the discretion of the board of directors. During the three months ended March 31, 2013 and 2012, contributions to the plan totaled $31,771 and $20,803, respectively.

(8)	Related Party Transactions and Owners’ Net Investment

(a)	Allocation of General Corporate and Other Expenses
The unaudited condensed combined financial statements include allocations of costs to reflect certain corporate functions provided by the Parent, including allocations of costs relates to officer and certain corporate employee salaries, rent, depreciation, and accounting, legal, selling, general and administrative expenses. These expenses have been allocated to the Business on the basis of direct usage when identifiable, with the remainder allocated based on headcount and other measures. During the three months ended March 31, 2013 and 2012, the Business was allocated the following functional costs incurred by the Parent, which are included in the combined results of operations as follows:

	Three months ended
	March 31
	2013	2012
Selling expenses	$246,564	$138,225
General and administrative expenses	166,242	95,501
Total	$412,806	$233,726

The expense allocations have been determined on a basis that both the Business and the Parent consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the period presented. The allocations may not, however, reflect the expense the Business would have incurred as a stand‑alone company. Actual costs that may have been incurred if the Business had been a stand-alone company would depend on a number of factors, including the chosen organization structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

TWEDDLE GROUP TECHNOLOGIES, LLC
Notes to Condensed Combined Financial Statements
March 31, 2013 and December 31, 2012

(b)	Owners’ Net Investment
The net assets are represented by the cumulative investment of owners that is shown as owners’ net investment on the combined statement of changes in owners’ net investment, which comprises owners’ capital and retained earnings of the Business.
During the periods presented, TGT operations participated in the centralized cash management system of Parent. Generally, all cash generated by TGT operations was transferred to Parent. Net cash requirements of TGT operations, if any, were provided by Parent.
The components of the net transfers to owners for the three months ended March 31, 2013 is as follows:

Allocation of overhead/other expenses	$412,806
Net advances to owners	(4,192,653)
Total net transfers to owners	$(3,779,847)

The total net effect of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet as owners’ net investment.

(9)	Commitments and Contingencies

(a)	Other Commitments
In May 2012, the Parent entered into an agreement with a vendor to provide co-location managed services administration of information for remote systems infrastructure that is specifically identifiable to the carved-out entity for thirty-six months. Under the agreement, the Business is subject to early termination fees of $479,300 if terminated by May 2013, $407,300 if terminated by May 2014, and $335,300 if terminated prior to May 2015.

(b)	Litigation
The Business, from time to time, is involved in legal actions that arise from the normal course of business. Although it is not possible to predict with certainty the outcome of these unresolved legal actions, the Business does not believe that these actions will individually or in the aggregate have a material or adverse effect on the Business’ combined results of operations, financial position or liquidity.

(10)	Subsequent Events
On May 31, 2013, the Business was acquired by Nuance Communications, Inc. (“Nuance”) pursuant to an Asset Purchase Agreement, dated as of May 24, 2013. The aggregate consideration payable to the former owners of the Business was $80,045,000, subject to adjustment as provided in the Asset Purchase Agreement. Under terms of the Phantom Stock Plan, the Business paid a total of $1,500,000 of change of control payments to certain employees as a result of the sale of the business.
The Business has evaluated events and transactions that occurred during the period from the balance sheet date through June 19, 2013, the date the Business’ unaudited condensed combined financial statements were available to be issued. There were no events or transactions that occurred during the period that materially impacted the amounts or disclosures in the Business’ unaudited condensed combined financial statements.